UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2020

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 7, 2020, Sage Therapeutics, Inc. (the “Company”) issued a press release announcing a restructuring intended to enable the Company to advance its corporate strategy and pipeline. The Company is reducing its workforce by approximately 53% of its current headcount, or approximately 340 employees. This workforce reduction will take place primarily during the second quarter of 2020.

As a result of the reduction in force, the Company estimates that it will incur aggregate charges of approximately $31 million, in one-time cash expenditures for severance and employee termination-related costs. The Company expects that the restructuring and other anticipated cost-saving efforts will result in approximately $170 million in annualized cost savings. These estimates of the costs that the Company expects to incur and potential cost savings, and the timing thereof, are subject to a number of assumptions and actual results may differ.

Item 8.01.	Other Events.

On April 7, 2020, the Company issued a press release titled “Sage Therapeutics Announces Restructuring to Advance Corporate Strategy and Pipeline.” A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Sage Therapeutics, Inc. on April 7, 2020

Cautionary Note Regarding Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “target,”, “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern its expectations, strategy, plans, prospects or intentions. Such statements include, without limitation, statements regarding the Company’s business strategy, pipeline, structure and operations; the size, timing and impact of the Company’s reduction in workforce and related activities; the estimated charges and costs expected to be incurred in connection with such reduction; and the projected cost savings resulting from the restructuring and other cost-saving efforts. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from its current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: the risk that the Company may not realize cost savings from the restructuring and other planned cost saving efforts at the levels it expects; the risk that the costs associated with the restructuring may be higher than expected and the timing of such costs may be different than the Company expects; the risk that internal and external costs required for the Company’s ongoing and planned activities, and the resulting impact on expense and use of cash, may be higher than expected, including as a result of challenges that may be encountered in the course of planned activities or related to the Company’s business; the risk that the spread of COVID-19 and related fears in the U.S. and outside the U.S., measures taken to curb the spread of the virus, and avoidance of healthcare settings and public interactions as a result of the foregoing may negatively impact the Company’s activities and significantly impact costs, plans or other aspects of the Company’s business; and other risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s other subsequently filed SEC filings. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2020	SAGE THERAPEUTICS, INC.

	By:	/s/ Jennifer Fitzpatrick
Jennifer Fitzpatrick
Vice President, Corporate Counsel